UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  May 26, 2010
(Date of earliest event reported)

Banyan Rail Services Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9043	36-3361229
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2255 Glades Road, Suite 342-W, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

561-997-7775
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2010, Bennett Marks resigned as chief financial officer of Banyan Rail Services Inc. (the “Company”) due to other business responsibilities, and the board of directors appointed Larry Forman as the new chief financial officer of the Company.  Mr. Marks remains a director of the Company.

Mr. Forman, age 55, served as vice president and corporate controller of Gulfstream International Group, Inc., a publicly owned regional airline from January 2009 until May of 2010.  From August 2005 to December 2008 he served as vice president of finance for Dynalco Controls, a subsidiary of A Crane Co., a $2.7 billion publicly traded company.  From 1982 through 2005 he served as CFO, COO and vice president of finance for several publicly traded and private companies in South Florida.  Mr. Forman was a senior auditor for Grant Thornton and Company from 1979 to 1982.  Mr. Forman is a certified public accountant and received his bachelor of science in accounting degree from Queens College in New York City.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banyan Rail Services Inc.

By:	/s/ C/ Lawrence Rutstein
	Name:	C. Lawrence Rutstein
	Title:	Vice President of Administration
and Secretary

Dated:  May 26, 2010